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     EX 10.3                    EUROPEAN VERSION
                         MOTOR CRASH ESTIMATING GUIDES
                           DATABASE LICENSE AGREEMENT


     AGREEMENT made as of this 30th day of December, 1998, between Motor Information Systems, a unit of Hearst Business Publishing, Inc., a Delaware corporation, with offices at 5600 Crooks Road, Suite 200, Troy, Michigan 48098 (hereinafter "Licensor"), and Newco Limited, a private limited company organized under the laws of England and Wales (hereinafter jointly and severally "Licensee").

     WHEREAS, Licensor has title to and ownership of printed Motor Crash Estimating Guides (the "Periodicals") and desires to create and license hereunder an electronic database European version of certain data and illustrations set forth in the Periodicals for vehicles sold in the European market, together with additional data and illustrations for vehicles sold in the European market and not included in the Periodicals, as described in Schedule A, attached hereto, which may be amended from time to time (the "Database"), exclusive of any datum which is not the subject of a copyright or other ownership right in favor of Licensor, as more specifically set forth in Schedule A, and

     WHEREAS, Licensor's parent Hearst Communications, Inc., a Delaware corporation (hereinafter "HCI") and Rayfield Limited, a private limited company organized under the laws of England and Wales (hereinafter "CCC-UK"), a subsidiary of CCC Information Services Group, Inc., a Delaware corporation with offices at World Trade Center Chicago, 444 Merchandise Mart, Chicago, IL 60654-1005 (hereinafter "CCCIS"), have entered into a Subscription and Stockholders Agreement with Licensee, as of the 30th day of December, 1998 (the "Subscription Agreement"), pursuant to which, INTER ALIA, this Agreement is being entered into and CCCIS is simultaneously entering into a software license with Licensee (the "Software Agreement") for CCCIS to develop and license a European version of its Pathways application software for accessing the information in the Database (the "Software"), and

     WHEREAS, Licensee desires to enter into this Agreement for the purpose of marketing and distributing, directly and indirectly through distributors and value added remarketers (collectively referred to as "VARS"), a European crash estimating system, comprised of the Database and the Software (the "System") to vehicle repair and insurance industry businesses (the "End-Users") within Europe (the "Territory") in order to enable such End-Users to


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electronically estimate collision costs and process vehicle claims information, and to enable Licensee, on behalf of such End-Users, to perform collision estimating services (the "Business Purpose").

     NOW, THEREFORE, in consideration of the foregoing premises and the terms and conditions hereinafter set forth, the parties hereby agree as follows:

     1. Licensor hereby grants Licensee a restricted license to use and distribute the Database described in Schedule A within the Territory, solely as part of the System, subject to and in accordance with the terms of this Agreement. Licensor agrees to provide Licensee with the Database and to perform the services in accordance with Schedule A.

     2. Licensee acknowledges that the Database is confidential, proprietary material owned and copyrighted by Licensor and that certain information and illustrations contained therein is owned and copyrighted by the original equipment manufacturers ("OEMS"). Licensee agrees that the Licensor shall retain exclusive ownership of the Database, including new editions, updates, new releases and all modifications and enhancements, versions, and derivative works thereof, all of which will be deemed included in the term "Database", and such ownership rights of Licensor shall include all literary property rights, copyrights, trademarks, trade secrets, trade names or service marks, including goodwill relating thereto.

     3. The Database is intended for use solely by Licensee for the limited Business Purpose of (i) marketing, demonstration, sub-licensing and distribution of authorized copies on any media now in existence or hereafter developed to duly licensed End-Users for use with the Software as part of the System to electronically estimate collision costs and process vehicle claims information, and (ii) performing on behalf of End-Users collision estimating services utilizing the Database with the Software as part of the System, in which event Licensee shall be subject to the obligations of an End-User. Licensee shall be entitled to sublicense to CCC-UK, as an End-User, the right to perform Section 3(ii) services, provided CCC-UK expressly agrees to use its best efforts to market the System to its customers on a priority basis over any competing system. In the event that the Software and the System permit an End-User to manually or automatically override the Database, Licensee's Software and the System will mark all estimates and invoices with an asterisk to denote any elements of the estimate or invoice which are not exactly as in the Database information provided by Licensor. Except as expressly permitted in this Agreement, Licensee agrees not to copy, modify, sublicense, assign, transfer or resell the Database, in whole or in part. Licensee further agrees


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not to establish or act as a service bureau for insurance companies or others whereby Licensee utilizes the Database to directly or indirectly prepare estimates, supplements to estimates and/or invoices for and on behalf of insurance companies or others unless Licensee itself has executed an End-User Agreement. Licensee agrees to use its best efforts to restrict access to the Database to duly licensed End-Users and designated employees and to use its best efforts to prevent violation of these restrictions by agents, employees, and others, taking such steps and security precautions as may reasonably be necessary to ensure compliance herewith. In the event that Licensee discovers any breach by an End-User of any of the restrictions on use of the Database, Licensee shall take immediate steps to remedy such breach and if such breach cannot be remedied to terminate such End-User's license. Licensee agrees to encrypt, compile, or otherwise secure each End-User file to prevent the use of the file after a given date as appropriate under the terms of the End-User license. Licensee further agrees to use reasonable efforts to monitor compliance by End-Users and VARS with the restrictions on the use of the Database and cooperate with Licensor and take necessary and appropriate legal action in asserting any and all claims against an End-User or VAR for the unauthorized use of the Database, it being understood that Licensor will pay the costs of such legal action except if the End-User or VAR has also infringed the Software, in which event the costs associated with the protection of the Software shall be borne by Licensee or CCCIS, as required by the Software Agreement, and if no allocation is made, the parties' costs will be shared.

     4. Licensee agrees to submit to the Licensor, for approval in advance, all advertising copy and promotional material regarding the Database, and to identify the Licensor as the copyright owner and trademark registrant in such copy and material and the computer screen where appropriate to give notice to End-Users, and to label all copies of advertising, promotional material and the Database distributed to End-Users and VARS, and on printed estimates from the System accordingly. Any objection of the Licensor to the Licensee's advertising or promotional material must be reasonable and must be made in writing within ten (10) days from the date that such material is submitted by the Licensee to the Licensor for review. If such approval is not received within such ten (10) day period, Licensor shall be deemed to have approved any such advertising or promotional material. CCCIS and Licensee shall be accorded the same right of pre-approval of Licensor's advertising or promotional material regarding the Software as Licensor has with respect to


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Licensee's advertising regarding the Database.

     5. Licensee shall require that all End-Users sign System license agreements in form approved in advance by Licensor (the "End-User Agreements") or, if appropriate, a Licensor approved form of trial agreement ("Evaluation Agreement"), prior to End-Users receiving copies of the Database or Licensee performing Section 3 (ii) services for End-Users. Licensee shall be free to establish End-User Agreement fees, however Licensee shall obtain the prior written consent of the Licensor to any other proposed change in terms and conditions of the End-User Agreements pertaining to the Database, which is inconsistent with this Agreement or affects Licensor's proprietary rights, restrictions on use of the Database or Licensor's interests therein, and any alternative form of End-User Agreement or Evaluation Agreement to be offered to End-Users containing other provisions regarding the Database, which is inconsistent with this Agreement or affects Licensor's proprietary rights, restrictions on use of the Database or Licensor's interests therein, shall be approved in advance by Licensor, which shall not be unreasonably withheld or delayed. Within ninety (90) days following the end of the month during which End-User Agreements including the VAR End-User Agreements, and each End-User for whom Licensee performs collision estimating services, and VAR Agreements are executed and/or renewed, Licensee shall provide Licensor with a written report listing the name and address and expiration date for each such Agreement. Licensee shall be responsible for reproducing and/or distributing to duly licensed End-Users copies of the Database in machine readable form and for replacing defective or damaged copies. Licensee shall maintain records of all transactions involving use of the Database with Licensee End-Users, including End-Users for whom Licensee performs services, VARS, and VAR End-Users, and shall provide Licensor with access to such records for review, and to verify Licensee's, End-Users' and VARS' compliance with this Agreement once each quarter during normal business hours upon ten (10) days prior written notice. Licensee will not be obligated to reimburse Licensor's reasonable costs in conducting any such audit unless Licensor discovers that any fees payable hereunder were underpaid by five percent (5%) or more with respect to the period which is the subject of such audit. All information produced by Licensee for such audit shall be held in strict confidence by Licensor and shall be used for no other purpose. Licensor's outside auditors shall be required to sign a confidentiality agreement in form approved by Licensee. Licensor shall be liable for any breach of this confidentiality obligation by its employees, agents or representatives.


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     6. In consideration for this Agreement and the grant of the license to use the Database and for the services to be performed by Licensor, Licensee agrees to pay Licensor, during the term of this Agreement, the applicable license fees, and other applicable fees and charges provided for in and payable in the manner and on the dates set forth in Schedule B attached hereto. Licensee also agrees to pay any and all applicable duties and taxes which may now or hereafter be assessed upon the importing, rental, license, possession and/or use of the Database by Licensee, excluding taxes based on Licensor's income.

     7. In addition to the right to grant sublicenses to End-Users directly, Licensor grants Licensee a limited right to sublicense the Database to VARS that desire to sublicense and distribute the Database and the Software as a System to End-Users in the Territory, provided the VARS and their End-Users are bound by the terms and conditions and restrictions on use set forth in this Agreement. Accordingly, Licensee shall require that all such VARS sign an agreement in form approved in advance by Licensor (the "VAR Agreement"), and Licensee shall further require that such VARS enter into End-User agreements in substantially the same form as the End-User Agreement or, if appropriate, a Licensor approved form of Evaluation Agreement prior to VARS' End-Users receiving copies of the Database, provided that any change to such forms of agreement, which is inconsistent with this Agreement or affects Licensor's proprietary rights, restriction on use of the Database or Licensor's interest therein shall be approved in advance by Licensor, which approval shall not be unreasonably withheld or delayed. All references throughout this Agreement to End-Users shall include VARS' End-Users and all references to obligations and covenants of Licensee with respect to the Database shall be equally applicable to VARS.

     8. The initial term of this Agreement and license shall commence on December 30, 1998 and will expire on December 29, 2018. The term of this Agreement and license shall be automatically renewed thereafter for two (2) successive renewal periods of five (5) years (sixty months) each, unless either party gives written notice to the other party of its termination of the Agreement at least (2) years (twenty-four months) prior to the expiration of the initial term of renewal period, as the case may be. Within thirty (30) days following expiration or termination of this License Agreement, Licensee shall return, postage prepaid, or shall destroy, all copies of the tapes or other media containing the Database, in whole or in part, and shall expunge the Database and all machine-readable material, data or information relating


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thereto from its data storage facilities, personal computers, central processing units, disks and other media. Licensee shall not retain any Database machine-readable material, data or information and shall cease all use of the Database. Continued use of the Database or any information contained therein or supplied under this Agreement after expiration or termination of this Agreement is expressly prohibited. Notwithstanding the Term of this Agreement, this Agreement and license may be terminated (a) by Licensor (i) upon the failure of the Licensee to make payment of license fees, royalties and other charges due hereunder, in accordance with Schedule B, (ii) in the event of a material breach by CCCIS of the Software Agreement which shall be deemed to be a breach of this Agreement, (iii) in the event of a material breach by CCC-UK of the Subscription Agreement which shall be deemed to be a breach of this Agreement, (iv) in the event Licensee is controlled by (whether through ownership of voting securities, contract or otherwise) any entity which directly or indirectly competes with Licensor in any market or produces or distributes a product which competes with the Database which shall be deemed to be a breach of this Agreement, or (v) two
(2) years (twenty-four months) following notice from Licensor to Licensee of its intention to discontinue or abandon, as distinguished from a sale of, publication of the Database; or (b) by either party (i) upon the failure of the other party to comply with the material terms and conditions of this Agreement, or to perform any of its material obligations hereunder for a period of thirty
(30) days after notice thereof (ninety (90) days as to Licensor's failure to cure a performance requirement under Schedule A), unless such failure or nonperformance is capable of being cured within a reasonable period and commencement of the cure has commenced prior to the expiration of such period,
(ii) upon the bankruptcy or insolvency of the other party, however evidenced, resulting in an inability or failure to perform hereunder or inability or failure to perform any other material obligation or agreement, which failure shall continue for a period of sixty (60) days. The above rights of termination are in addition to such other rights as the parties may have hereunder, under the Subscription Agreement, or as otherwise provided by law. All End-User Agreements and VAR Agreements and their agreements with End-Users, and collision estimating service agreements between Licensee and End-Users entered into or renewed during the Term of this Agreement shall terminate on expiration or termination of this Agreement, subject to a right for such End-Users to continue to use the Database for an additional period of up to one (1) year, subject to the terms of this Agreement and the End-User


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Agreement.

     9. (a) Licensor warrants its ownership rights in and to the Database and agrees to defend, indemnify and hold Licensee harmless from, or settle at its option, any action against Licensee, or End-Users arising from a claim that Licensee's, or an End-User's use of the Database under this Agreement or the End-User Agreement infringes any copyright, patent, trademark or other rights of any third party, except with respect to Database elements for which Licensor has no copyright or ownership right and acquired no rights as specified in Schedule
A. Licensor further warrants that it will affirmatively take all steps reasonable and necessary to protect the Database in order to preserve its ownership rights and copyrights in and to the Database. LICENSOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE ACCURACY OF THE DATABASE, THE MERCHANTABILITY AND FITNESS OF THE DATABASE FOR A PARTICULAR PURPOSE, NOR THE COMPATIBILITY OF THE DATABASE WITH LICENSEE'S, VARS' OR END-USERS' COMPUTER HARDWARE AND/OR SOFTWARE SYSTEMS.

          (b) Licensee agrees, and shall enforce its rights under the Software Agreement to compel CCCIS, to defend, indemnify and hold Licensor harmless from, or settle at its or CCCIS's option, any action against Licensor arising from a claim that the Software and System infringes any copyright, patent, trademark or other right of any third party, except that this indemnity obligation does not arise for any such claim based solely on Licensee's or End-User's use of the Database.

     10. Neither party shall be liable to the other party for any indirect, special or consequential damages of any kind, including, without limitation, damages for loss of goodwill, work stoppage, computer failure or malfunction resulting from or caused by a breach of this Agreement. Damages in such event shall be limited to the actual and direct damages attributable to the breach, except that the foregoing limitations on damages shall not apply in the event of a willful breach of this Agreement by either party hereto or in the event Licensor seeks damages on termination of this Agreement pursuant to Section 8(a)
(i) - (iv). Nothing in this Section 10 shall be construed as limiting the indemnity obligations of the parties set forth in Section 9, or the liability of VARS and End-Users to Licensor and/or Licensee, as the case may be.

     11. (a) During the Term of this Agreement, Licensee agrees that the Software and System and all derivative works and systems using the Software will be distributed to End-Users and used by Licensee solely and exclusively with the Database, the Software and System will not be used or licensed for


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use with any other crash/collision estimating database, and no other crash/collision estimating database will be used, licensed or distributed for use with the Software and System by Licensee, directly or indirectly, to any other entity, including but not limited to VARS or End-Users, except as expressly permitted in this Agreement. This covenant to market and distribute the Database exclusively with the Software is unconditional. Licensee agrees that the Software will not be licensed, sold, transferred or assigned to or used by any subsidiary or affiliate of Licensee which is not a Licensee signatory to this Agreement. As an additional inducement for the Licensor to enter into this Agreement, the Licensee represents and agrees that now and during the Term of this Agreement, neither it nor its subsidiaries, shall, directly or indirectly, for itself, or as agent of, or on behalf of, or in conjunction with, any person, firm or corporation, or as partner of any partnership or joint venture, or as shareholder of any corporation, own (except for investment purposes only and not with intent to control), manage, acquire, operate, control or participate in any manner in the development, ownership, license, marketing, distribution, operation or control of, or be associated with, or otherwise connected in any manner with, any database(s) which compete with the Database, except (i) Licensee shall be entitled to license, on a country by country basis, the standard collision estimating database required to be used, ie. Thatchum in the U.K., in addition to but not in lieu of the Database, and (ii) if a network is established for the purpose of transferring estimates or invoices electronically, directly or indirectly, between or among appraisers, mechanical repair shops, body shops and/or insurance companies (the "Network"), such Network may permit the transmission of estimates and invoices. However, the Licensee shall not permit use of the Network to carry a database that competes with the Database or software that competes with the Software for the purpose of enabling users of the Network to prepare estimates, supplements to estimates, or invoices.

     (b) Except as to Licensor's obligations in connection with the Agreement of Joint Venture, dated as of February 6, 1998, and the database license granted to the Joint Venture and Licensor's or any affiliate's present and future relationship with Eurotax Holding A.G., and or its affiliates, the license granted to Licensee under this Agreement shall be for exclusive use of the Database for collision estimating purposes, as distinguished from other applications as to which Licensor reserves all of its rights.

     (c) In the event that Licensee, its subsidiaries, joint ventures or parent, either directly or indirectly, wishes to offer a collision estimating


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system with a database for use in any market outside the Territory, Licensor shall have the right of first refusal to provide such database and Licensor and Licensee, or Licensee's subsidiaries, joint ventures or parent, shall negotiate in good faith an agreement to do so on commercially competitive terms.

     12. (a) Licensor and Licensee agree that the remedy at law for any breach by either of them of this Agreement, including the provisions on exclusivity and non-compete, may be inadequate and that in the event of any alleged breach or threatened breach, Licensor or Licensee, as the case may be, shall, in addition to all other remedies available to it, be entitled to seek injunctive relief therefor and specific performance.

          (b) Neither party shall be liable for failure or delay in performance of its obligations hereunder when such failure or delay is caused by events beyond the reasonable control of such party, including but not limited to acts of God, casualty, labor disputes, failure of equipment despite proper use and regular maintenance, or compliance with governmental authority. Such party shall
(i) use reasonable best efforts to notify the other party in advance, if possible, of conditions which may result in such delay in or failure to perform;
(ii) use its reasonable best efforts to avoid or remove such conditions; and
(iii) immediately resume performance when such conditions are removed.

     13. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties. Neither party may assign this Agreement or the performance of its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld. In the event of a sale of the stock or substantially all of the assets of either party which results in a change in control, the other party shall be entitled to sixty (60) days prior written notice. In the case of such a sale of stock or assets of Licensor by Licensor or its parent, Licensee shall be entitled to require Licensor or its parent to assign and transfer this Agreement to the successor, by giving the Licensor written notice within thirty
(30) days after the date of Licensor's notice. This Database License Agreement shall not be transferred or assigned by operation of law or otherwise to any Licensee entity or affiliate of Licensee or any other party unless the Software License is transferred or assigned to and operated by the same legal entity as this Agreement is to be transferred or assigned to.

     14. The Schedules to this Agreement are incorporated herein and constitute an integral part of this Agreement. This Agreement is the complete and exclusive statement of the understanding between the parties with respect to the subject matter, superseding all prior agreements, representations, statements


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and proposals, oral or written.

     15. All amendments to this Agreement shall be in writing, signed by both parties. Notice hereunder shall be delivered to the following addresses by hand, or by certified mail, return receipt requested:

         Licensor:         Motor Information Systems Division
                           Hearst Business Publishing, Inc.
                           5600 Crooks Road
                           Suite 200
                           Troy Michigan  48098
                           Attention: Mr. Kevin F. Carr
                           Vice President and General Manager

         with a copy to:   General Counsel
                           The Hearst Corporation
                           959 Eighth Avenue
                           New York, New York 10019

         Licensee:


     16. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

     17. The following provisions shall survive termination of this Agreement:
2,3,5 (with respect to Licensor's audit rights), 6 (as to any End-User Agreement extending beyond the Term of this Agreement), 8, the first sentence of 9, 10, 12(a), 16, 17, 18, 20, 21, and to the extent necessary to interpret and enforce the surviving provisions of this Agreement, referred to in Section 17, the Schedules hereto.

     18. (a) (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America without regard to its provisions concerning conflicts of law.

               (ii) All End-User Agreements and VARS Agreements shall be governed by and construed in accordance with the laws of the United Kingdom, without regard to its provisions concerning conflicts of laws, and shall contain a provision evidencing the End-User's or VARS' agreement to this choice of law.

          (b) For purposes of any proceeding arising in connection with this Agreement, the parties hereby submit to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York, and


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waive all claims of inconvenient forum or improper venue, and agree that all actions or proceedings relating to this Agreement shall be litigated in such courts.

          (c) In the event that Licensee becomes aware of actions of End-Users, VARS, or third parties that violate or infringe any rights of Licensor in the Database, or those licensed to Licensee under this Agreement, including, but not limited to, any rights under copyright, trademark, trade secret or sui generis database protection laws, Licensee shall promptly notify Licensor of such violation or infringement and shall cooperate with Licensor in halting and seeking remedy for said violation or infringement. Prior to initiating any claim arising from such a violation or infringement, Licensee shall notify Licensor of such claim and afford Licensor an opportunity to join in that claim at Licensor's sole discretion. Licensee agrees that in connection with any claim made by it for violation or infringement of any right in the Database, any recovery obtained by Licensee over and above its actual damages and costs associated with pursuing the claim shall be paid to Licensor.

     19. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     20. If any provision of this Agreement or any Schedule is for any reason held invalid, illegal, void or unenforceable, all other provisions of this Agreement and any such Schedule will remain in full force and effect and the invalid, illegal, void or unenforceable provision shall be replaced by a mutually acceptable, valid, legal and enforceable provision that is closest to the original intention to the parties.

     21. The parties agree that each party shall undertake performing its obligations pursuant to this Agreement as an independent contractor. Nothing contained herein or done pursuant to this Agreement shall make any party or its agents or employees the legal representative, agent or employee of the other party for any purpose whatsoever.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        Motor Information Systems Division
                                        Hearst Business Publishing, Inc.

                                        By:________________________
                                                          Kevin F. Carr
                                        Date:______________________

                                        Newco Limited

                                        By:__________________________
                                           Date:  ________________________


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